UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14c of the
Securities Exchange Act of 1934

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VICTORY ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

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VICTORY ENERGY CORPORATION
3355 Bee Caves Road, Suite 608
Austin, Texas 78746
INFORMATION STATEMENT
NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about [ ] to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), and series D preferred stock, $0.001 par value per share (the “Series D Preferred Stock”), of Victory Energy Corporation, a Nevada corporation (the “Company”), as of the close of business on April 20, 2018 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated April 20, 2018 (the “Written Consent”), of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock and Series D Preferred Stock of the Company as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Victory Energy Corporation.
The Written Consent authorized and approved a Certificate of Amendment of our Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) to change our name to “Victory Oilfield Tech, Inc.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.
The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and Series D Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and is sufficient under the Nevada Revised Statutes (“NRS”), our Amended and Restated Articles of Incorporation and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.
PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.
By Order of the Board of Directors,

/s/ Kenneth Hill
Kenneth Hill
Chief Executive Officer

GENERAL INFORMATION
This Information Statement is being first mailed on or about [ ] to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.
Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above, or call our corporate secretary at (512) 347-7300.
PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.
The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.
AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS
Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock and Series D Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.
Holders of shares of Common Stock are entitled to one vote per share. Holders of shares of Series D Preferred Stock vote together with the holders of Common Stock on an as-converted to Common Stock basis. Shares of Series D Preferred Stock are, upon the occurrence of certain events, convertible into shares of Common Stock on the basis of 12.510625 shares of Common Stock for each share of Series D Preferred Stock.
On the Record Date, the Company had 28,026,713 shares of Common Stock issued and outstanding and 11,666.67 shares of Series D Preferred Stock issued and outstanding, convertible into 145,958 shares of Common Stock, for a total of 28,172,671 shares eligible to vote as of the Record Date.
On April 20, 2018, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the Certificate of Amendment in a timely manner.
CONSENTING STOCKHOLDERS
On April 20, 2018, the following stockholders, being the record holders of 26,969,635 shares of our Common Stock, constituting approximately 95.73% of the issued and outstanding shares of our Common Stock and Series D Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, consented in writing to the Certificate of Amendment: Armacor Victory Ventures, LLC, Visionary Private Equity Group I, LP, Navitus Energy Group, James Capital Consulting, LLC and Visionary Investments, LLC. Please see “Security Ownership of Certain Beneficial Owners and Management” below for more information.
Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.
As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.
We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the NRS, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.
DESCRIPTION OF THE COMPANY’S CAPITAL STOCK
Our authorized capital currently consists of 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 20,000 shares have been designation as Series D Preferred Stock.
Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.
On August 21, 2017, we filed a certificate of designation (the “Certificate of Designation”) with the Nevada Secretary of State to establish a series of Preferred Stock designated as Series D Preferred Stock. Holders of shares of Series D Preferred Stock vote together with the holders of Common Stock on an as-converted to Common Stock basis. Shares of Series D Preferred Stock are, upon the occurrence of certain events set forth in the Certificate of Designation, convertible into shares of Common Stock on the basis of 12.510625 shares of Common Stock for each share of Series D Preferred Stock. To the extent of funds legally available for the payment therefor, we are required to redeem the outstanding shares of Series D Preferred Stock, at a redemption price equal to the Stated Value per share, payable in cash in equal monthly installments commencing on the fifteenth (15th) calendar day following the date that we obtained stockholder approval (which was obtained on November 20, 2017). Except for stock dividends and distributions for which adjustments are to be made pursuant to the Certificate of Designation, holders of Series D Preferred Stock are not entitled to dividends. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of Series D Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of shares of Common Stock, an amount equal to the Stated Value per share, plus any dividends declared but unpaid thereon. The “Stated Value” shall initially be $19.01615 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.
At the close of business on the Record Date, we had 28,026,713 shares of Common Stock and 11,666.67 shares of Series D Preferred Stock issued and outstanding.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our voting stock as of the Record Date (i) by each person who is known by us to beneficially own more than 5% of our voting stock; (ii) by each of our officers, directors and director nominees; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 3355 Bee Caves Road, Suite 608, Austin, Texas 78746.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Common Stock(2)	Percent of Series D Preferred Stock(3)	Percent of Total Voting Stock(4)
	Common Stock	Series D Preferred Stock
Kenneth Hill, CEO and Director (5)	251,533	0	*	*	*
Ronald Zamber, Director (6)	9,536,145	0	31.47%	*	31.25%
Robert Grenley, Director (7)	13,831	0	*	*	*
Ricardo A. Salas, Director (8)	20,000,000	0	71.36%	*	70.83%
Kevin DeLeon, Director (9)	10,527	0	*	*	*
Julio C. Herrera, Director	0	0	*	*	*
Eric Eilertsen, Director	0	0	*	*	*
All directors and officers as a group (7 persons named above)	29,812,036	0	97.60%	*	96.94%
David McCall (10)	32,593	11,666.67	*	100%	*
* Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares. For each beneficial owner above, any options held by such beneficial owner that are exercisable within 60 days have been included in the denominator for calculating the beneficial ownership of only such beneficial owner.

(2)	Based on 28,026,713 shares of our Common Stock outstanding as of the Record Date.

(3)
Based on 11,666.67 shares of our Series D Preferred Stock outstanding as of the Record Date. Shares of Series D Preferred Stock are, upon the occurrence of certain events, convertible into shares of Common Stock on the basis of 12.510625 shares of Common Stock for each share of Series D Preferred Stock. Holders of Series D Preferred Stock vote with the holders of Common Stock on all matters on an as-converted to Common Stock basis.

(4)	Percentage of Total Voting Stock represents total ownership with respect to all shares of our Common Stock and Series D Preferred Stock, as a single class and on an as-converted to Common Stock basis.

(5)
Includes 22,110 shares of Common Stock, options for the purchase of 207,896 shares of Common Stock exercisable within 60 days, warrants for the purchase of 8,369 shares of Common Stock exercisable within 60 days and 13,158 shares of Common Stock held by Mrs. Hill, wife of Mr. Hill. Does not include options for the purchase of 3,290 shares of Common Stock which may vest more than 60 days after the Record Date.

(6)
Includes 286,561 shares of Common Stock and warrants for the purchase of 23,632 shares of Common Stock exercisable within 60 days held by Dr. Zamber; 4,382,872 shares of Common Stock owned by Navitus Energy Group, of which Mr. Zamber is the managing member of its managing partner, James Capital Consulting, LLC; 2,787 shares of Common Stock and warrants for the purchase of 2,343 shares of Common Stock exercisable within 60 days owned by James Capital Consulting, LLC; 64,951 shares of Common Stock owned by Visionary Investments, LLC, of which Dr. Zamber is sole member; 2,519,025 shares of Common Stock and warrants for the purchase of 2,017,195 shares of Common Stock exercisable within 60 days owned by Visionary Private Equity Group I, LP, of which Dr. Zamber is senior managing director of its general partner, Visionary PE GP I, LLC; warrants for the purchase of 235,989 shares of Common Stock exercisable within 60 days owned by Navitus Partners, LLC, of which Dr. Zamber is a Director; and warrants for the purchase of 790 shares of Common Stock exercisable within 60 days owned by Hattrick Resources, LLC.

(7)	Includes 3,357 shares of Common Stock and warrants for the purchase of 10,474 shares of Common Stock exercisable within 60 days.

(8)
Reflects 20,000,000 shares of Common Stock held by Armacor Victory Ventures, LLC. Mr. Salas is the President of Armacor Victory Ventures, LLC and has voting and investment power over the securities held by it. Mr. Salas disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(9)	Includes options for the purchase of 10,527 shares of Common Stock exercisable within 60 days.

(10)
Includes 19,348 shares of Common Stock and warrants for the purchase of 9,422 shares of Common Stock exercisable within 60 days owned by Mr. McCall, 3,823 shares of Common Stock owned by 1519 Partners LLC, of which Mr. McCall is the controlling partner, and 11,666.67 shares of Series D Preferred Stock held by The McCall Firm, of which Mr. McCall is the managing partner.

We do not currently have any arrangements which if consummated may result in a change of control of the Company.
CHANGES OF CONTROL
On August 21, 2017, we entered into a transaction agreement with Armacor Victory Ventures, LLC, a Delaware limited liability company (“AVV”), pursuant to which AVV (i) granted to us a worldwide, perpetual, royalty free, fully paid up and exclusive sublicense to all of AVV’s owned and licensed intellectual property for use in the oilfield services industry, except for a tubular solutions company headquartered in France, and (ii) agreed to contribute to us $5,000,000, in exchange for which we issued 800,000 shares of our newly designated Series B Convertible Preferred Stock, constituting approximately 90% of our issued and outstanding Common Stock on a fully-diluted basis and after giving effect to the issuance of the shares and other securities being issued as contemplated by the transaction agreement.
On April 10, 2018, we entered into a supplementary agreement with AVV, pursuant to which, among other things, the Series B Convertible Preferred Stock was canceled and, in lieu thereof, we issued 20,000,000 shares of Common Stock to AVV. The supplementary agreement contains certain covenants by AVV, including a covenant that AVV will use its best efforts to help facilitate approval of a proposed $5 million private placement of our Common Stock and invest a minimum of $500,000 in such proposed private placement. Following such issuance, AVV owns approximately 71.36% of our issued and outstanding Common Stock and 70.99% of our voting stock.
AMENDMENT OF OUR ARTICLES OF INCORPORATION
Our current Amended and Restated Articles of Incorporation state that the name of the Company is “Victory Energy Corporation” On April 20, 2018, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Amended and Restated Articles of Incorporation to change our name to “Victory Oilfield Tech, Inc.” The Majority Stockholders approved the Certificate of Amendment pursuant to a Written Consent dated as of April 20, 2018. The proposed Certificate of Amendment is attached hereto as Appendix A.
The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.
The principal reason for our name change is to reflect the recent change to our business. As a result of the recent transaction with AVV, we are in the process of transitioning from an upstream oil and gas exploration and production company into a technology driven oilfield services company offering patented oil and gas technology drilling products designed to improve oil and gas well drilling outcomes. We believe that the name Victory Oilfield Tech, Inc. more accurately reflects this new business.
DISSENTER’S RIGHTS
Under Nevada law, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Amended and Restated Articles of Incorporation and the adoption of the Certificate of Amendment.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

APPENDIX A
Certificate of Amendment

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Victory Energy Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article I is hereby amended to read as follows:

The name of the corporation is Victory Oilfield Tech, Inc. (hereinafter, the "Corporation").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 96

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15